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                                 Exhibit 99.1
                                 ------------

                              WARRANT CERTIFICATE


Warrant No. 00-1                      Warrant to purchase up to 10,000 shares of
                                      Common Stock (subject to adjustment) at
                                      $11.00 per share (subject to adjustment)


THIS CERTIFIES THAT, for value received, Brenda G. Smith ("Holder"), an
                                                           ------
individual with an office at 17141 Newport Club Drive, Boca Raton, FL 33496, is the registered owner of a Warrant, represented by this Certificate, entitling the Holder, subject to the terms and conditions hereinafter set forth, to purchase from Moore Medical Corp., a Delaware corporation ("Moore"), the number
                                                            -----
of shares (up to 10,000) of its fully paid and non-assessable Common Stock, $.01 par value (the "Common Stock"), determined pursuant to Section 1 hereof (subject
                ------------
to adjustment as hereinafter provided for, the "Warrant Shares"), upon payment
                                                --------------
to Moore of the exercise price of $ 11.00 per Warrant Share (subject to adjustment as hereinafter provided for, the "Exercise Price"). Any rights
                                             --------------
represented hereby not exercised on or before the Expiration (hereafter defined) shall become and be void and without further force or effect, and all rights represented hereby shall cease and expire.

The Warrant represented hereby is issued pursuant to, and is subject to the terms and conditions set forth in, a Consulting Agreement, dated as of March 1, 2000, between Moore and the Holder (the "Agreement"). Capitalized and
                                         ---------
italicized terms used herein after have the meaning ascribed thereto in the Agreement.

1. NUMBER OF WARRANT SHARES; EXERCISE INSTALLMENTS, EXERCISE PERIOD. This Warrant shall:

     (i)  become exercisable in installments on

               (a) June 30, 2000 with respect to up to 4,000 shares if there are at least twelve Accepted Reports during the four-month period of the Term then ending and such includes at least one Accepted Report for a Strategic Alliance,

               (b) September 30, 2000 with respect to up to 3,000 shares if there are at least twelve Accepted Reports during the three-month period of the Term then ending and such includes at least one Accepted Report for a Strategic Alliance, and

               (c) December 31, 2000 with respect to up to 3,000 shares if there are at least twelve Accepted Reports during the three month period of the Term then ending and such includes at least one Accepted Report for a Strategic Alliance, and

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     (ii) expire, with respect to each such installment, 24 months after it becomes exercisable (each an "Expiration"),
                                   ----------

provided, however, that for purposes of clause (i) hereof each Accepted Report
--------  -------
shall count as one Accepted Report, except that

               (w) an Accepted Report for a Strategic Alliance shall count as two Accepted Reports,

               (x) an Accepted Report for an Affiliation shall count as one-half an Accepted Report, and

               (y) an Accepted Report for a Customer Council shall not count as an Accepted Report, and provided further, however, that
-------------------------

               (z) if, during, any such period there is at least six Accepted Reports, at least one of which is an Accepted Report for a Strategic Alliance, the number of shares for which the Warrants will become exercisable for each period will equal the following percentage of the maximum number of shares set forth in sub-clause (a), (b) and (c) of clause (i) hereof:

                         Number of           Percentage
                         Accepted Reports    Exercisable
                         ----------------    -----------

                         Less than 6         Not Exercisable
                                  6                   50.0%
                                  7                   58.3%
                                  8                   66.6%


                         Number of           Percentage
                         Accepted Reports    Exercisable
                         ----------------    -----------

                                  9                   75.0%
                                  10                  83.3%
                                  11                  91.7%
                                  12                 100.0%

     2.1 ADJUSTMENTS OF EXERCISE PRICE AND WARRANT SHARES. The number Warrant Shares purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

     (a) In case Moore shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other

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class), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of Moore, the Exercise Price and number of shares of Common Stock thereafter issuable on exercise of the Warrant in effect immediately prior to such action shall be adjusted so that the Holder of the Warrant shall on exercise thereafter be entitled to receive, for the same aggregate Exercise Price, the number of shares of capital stock of Moore which such Holder would have owned immediately following such action has such Warrant been exercise immediately prior thereto. An adjustment made pursuant to this section shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

     2.2 Moore shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), Moore shall pay an amount in cash calculated by it to equal the then market value per share multiplied by such fraction computed to the nearest whole cent.

     2.3 The Holder may exercise this Warrant for all or any whole number of the Warrant Shares prior to Expiration in the manner stated herein. The Holder must provide Moore with not less than five (5) business days' prior written notice prior to the exercise of the Warrants. The Exercise Price shall be payable in lawful money of the United States of America. On exercise, this Warrant Certificate, together with the purchase form provided herein duly executed by the Holder, shall be delivered to Moore, together with payment in full of the Exercise Price in cash or by wire transfer of funds to Moore's account. If the Warrant is exercised for less than the total number of Warrant Shares, there shall be issued to the Holder a new Warrant Certificate for the number of Warrant Shares not so exercised.

     3. RESERVATION OF WARRANT STOCK. Moore agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth will at all times and until Expiration be reserved for the exercise thereof.

     4. ISSUANCE OF COMMON STOCK UPON EXERCISE. Moore, at its expense, shall cause to be issued, as soon as practicable in accordance with the terms of this Certificate, but not later than ten (10) days after exercise of this Warrant, a certificate or certificates in the name of the Holder reflecting the number of Warrant Shares to which the Holder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of the Warrants shall be validly issued, fully paid and non-assessable.

     5.   REGISTRATION RIGHTS.

     5.1 On or prior July 1, 2000, Moore shall cause to be prepared and filed with the Securities and Exchange Commission ("SEC") a Registration Statement on
                                              ---
Form S-8 registering for resale by the Holder of all the Warrant Shares (the "Registration Statement").
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     5.2  In connection with the preparation and filing of the Registration
Statement, Moore agrees to (i) use its best efforts to cause such Registration Statement to become and remain effective; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective; and (iii) furnish to Holder such number of copies of a prospectus, in conformity with the requirements of the Act, and such other documents as the Holder may reasonably request, in order to facilitate the resale of the Warrant Shares; and the Holder agrees to cooperate in all reasonable respects with the preparation and filing of the Registration Statement.

     5.3 All fees and other expenses incurred in connection with the registration of the Warrant Shares shall be borne by Moore, including, without limitation, fees of Moore's legal counsel, SEC filing fees, printing costs, accounting fees and costs, transfer agent fees and any other miscellaneous costs and disbursements. Holder shall be liable for and pay any and all underwriting discounts, brokerage commissions or other fees or expenses incurred in connection with the sale or other disposition by the Holder of Warrant Shares covered by the Registration Statement.

     5.4 To the extent permitted by law, the Holder agrees to indemnify and hold harmless Moore, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorney's fees and disbursements, which arise out of or are based upon (i) breach by the Holder of the Agreement or (ii) any violation by the Holder of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to the Holder, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such Registration Statement in reliance upon and in conformity with information furnished by the Holder in writing, expressly for use in connection with such Registration Statement.

     5.5 To the extent permitted by law, Moore agrees to indemnify and hold harmless the Holder, against any losses, claims, damages, liabilities, or expenses, including without limitation attorney's fees and disbursements, to which the Holder may become subject under the Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by Moore of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to Moore, or arises out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or arise out of any violation by Moore of any rule or regulation promulgated under the Act applicable to Moore and relating to action or inaction required of Moore in connection with such Registration Statement; provided, however, that such indemnity contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such Registration Statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such Registration Statement by the Holder.

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     5.6  Except for the obligations of Moore set forth in Sections 5.1 and 5.2 above, all obligations relating to compliance with applicable laws and regulations governing the distribution of securities in connection with the Holder's sale of Warrant Stock acquired pursuant to the exercise of the Warrant shall be the sole obligation of the Holder.

     5.7 The Holder agrees to indemnify, defend and hold harmless Moore, and its officers, directors, agents, employees from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses that any of them may sustain or incur as a result of any misrepresentation, any inaccuracy in, or any breach of, any warranty or representation or any non-performance of any covenant or other obligation on the part of the Holder contained in this Warrant Certificate.

     5.8 Moore agrees to indemnify, defend and hold harmless the Holder, from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses that any of them may sustain or incur as a result of any misrepresentation, any inaccuracy in, or any breach of, any warranty or representation or any non-performance of any covenant or other obligation on the part of Moore contained in this Warrant Certificate.

     6. NO RIGHTS AS STOCKHOLDER. Holder is not, by virtue of this Warrant, entitled to any rights whatsoever of a stockholder of Moore.

     7. TRANSFER PROHIBITED. This Warrant MAY NOT be or become transferred or assigned (consensually or by operation of law) except to the Holder's decedent estate, and any purported transfer or assignment (consensually or by operation of law) except to the Holder's decedent's estate shall be void.

     8. MISCELLANEOUS. No term or condition of this Warrant Certificate may be changed other than by a written agreement signed by the party to be charged therewith.


                                       MOORE MEDICAL CORP.


Date: March 1, 2000                    By: /s/ Linda M. Autore
                                          --------------------------------
                                             Linda M. Autore, President
AGREED TO:


/s/ Brenda G. Smith
------------------------------
BRENDA G. SMITH, Holder

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